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                                                                 EXHIBIT 10.5.3


STATE OF FLORIDA
COUNTY OF MIAMI-DADE                                 LEASE OF REAL PROPERTY

         THIS AGREEMENT, executed the 9th day of November, 1998, by and between CONDOR PROPERTIES OF MIAMI, INC., hereinafter referred to as "Lessor", and AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a Delaware corporation, hereinafter referred to as "Lessee";

                              W I T N E S S E T H

         WHEREAS, Lessor owns certain realty suitable for leasing;

         WHEREAS, Lessee is desirous of leasing said realty to utilize in its business of maintaining, overhauling, supplying and redistributing aircraft landing gear and associated parts to commercial and cargo airlines;

         NOW, THEREFORE, in consideration of and subject to the premises, the mutual covenants herein contained, and each and every act performed hereunder by all of the parties, such parties enter into the following Articles of
Agreement:

                                   ARTICLE I

                       THE DEMISED PREMISES AND THE TERM

         Section 1.01 - Demised Premises. Lessor hereby warrants that it is the owner of that certain realty which Lessor lets and demises to Lessee, and the Lessee leases from Lessor. Said real estate, located at 6929 NW 46 Street, Miami, Florida 33166, is more particularly described in Exhibit "A" annexed hereto and is hereinafter designated and referred to as "Demised Premises".

         Section 1.02 - Title. Lessor warrants that it has a merchantable fee simple title in and to the Demised Premises free and clear of all liens, easements, restrictions and encumbrances, rights of way of record and easements of record now existing thereon for public utilities and highway use except those which have been disclosed to the Lessee on Schedule 1.02 hereto.

         Section 1.03 - Zoning and Other Restrictions. Lessor warrants that the Demised Premises and all improvements thereon are currently being used in compliance with existing zoning. Lessor further warrants that no other restrictions exist that would inhibit Lessee's use of the Demised Premises. Further Lessor warrants that no other party has any rights to the Demised Premises, either for possession or acquisition thereof.


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         Section 1.04 - Habendum and Term. Lessor hereby leases the Demised
Premises to Lessee to have and to hold the Demised Premises with the rights, privileges, easements and appurtenances thereto attaching and belonging, to the Lessee, its successors and assigns, with a quiet and undisturbed possession to Lessee, for an initial term of ten (10) years from the date hereof ("Initial Term"). This lease shall be automatically extended for two additional five (5) year periods (the "Renewal Term") upon the same terms and conditions as apply herein unless either party provides written notice of termination to the other party at least ninety (90) days prior to termination.

         Section 1.05 - Use. The Lessee covenants that its use of the Demised Premises shall be limited to its overhauling, maintenance, supplying and redistribution of aircraft landing gears and associated parts (or such other aircraft uses as the parties agree) to commercial and cargo airlines business and that it will not use the Demised Premises or any improvements thereon for any illegal or unlawful purpose, and further covenants not to grant permission for the use by any permitted subtenant or occupant for illegal or unlawful purposes, and the Lessee covenants that it will immediately, upon the discovery of any such illegal or unlawful use, exert its best efforts to compel the discontinuance of such uses.

                                   ARTICLE II

                                      RENT

         Section 2.01 - Rent. The Lessee shall pay the Lessor during the Initial Term of this lease rent in the amount of Twenty-One Thousand Six Hundred Fifty Dollars ($21,650.00) per month ($259,838.00 per year based on $6.50 per foot), payable in advance on the first day of each month commencing on the effective date of this Agreement. Rent shall increase at the rate of one percent (1%) per year during the Initial Term and any Renewal Terms.

         Section 2.02 - Rent Payment. The Lessee shall during the term hereby granted, pay to the Lessor the rent herein reserved and all

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such other sums as may become payable on account of the Lessee's default in the observance of any of the covenants herein contained on the Lessee's part to be performed, at the time and in the manner limited and prescribed herein for the payment thereof.

         Section 2.03 - Late Payment. Any installment of rent accruing under the provisions of this lease which is not paid when due shall, after ten (10) days written notice, bear interest at the rate of ten percent (10%) per annum from the date due until paid, plus an additional service fee of two percent (2%) for each delinquent payment due.

                                  ARTICLE III

                               LESSEE'S COVENANTS

         Section 3.01 - Taxes and Assessments. Lessee agrees to pay ten (10) days before delinquent all taxes, general and special assessments and other public charges levied upon or assessed against the Demised Premises which become payable from and after the date this lease commences until expiration or termination of this lease.

         Section 3.02 - Receipts; Proration. Lessee shall exhibit to Lessor from time to time official receipts evidencing payment of taxes as required in
Section 3.01 prior to the delinquent date. Any such taxes and other public charges assessed against the Demised Premises for the tax year in which this lease commences or terminates shall be equitably prorated between the parties hereto if the commencement and the end of the term of this lease do not coincide with the beginning or end of the tax year.

         Section 3.03 - Installment Payment. Lessee shall have the right to execute in the name of the Lessor and as its attorney in fact such agreement or agreements or other instrument which may be required or permitted by law to permit the payment of such taxes or assessments in installments, but Lessee shall not be liable to pay any installments for taxes not due at the end of this original or any renewed term after occupancy of the Lessee has closed.

         Section 3.04 - Unpaid Taxes. If Lessee fails to pay any such taxes, assessments or other public charges which it is obligated to pay as provided in this Article, before the same become delinquent,

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then and in such event, Lessor may pay the same, together with any interest and penalties thereon, and the amount so paid shall be deemed rent immediately due and payable by Lessee to Lessor on demand, together with interest thereon at the rate of ten percent (10%) per annum plus an additional service fee of two percent (2%).

         Section 3.05 - Contest of Taxes. Anything in this Article to the contrary notwithstanding, Lessor agrees that Lessee shall have the right, at Lessee's sole cost and expense, to contest the legality, validity, or the basis of calculation, of any of the taxes, assessments or other public charges provided to be paid by Lessee, but no such contest shall be carried on or maintained by Lessee after such taxes, assessments or other public charges become delinquent unless Lessee shall have duly paid the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any collection thereof and any forfeiture or sale of the Demised Premises, and shall also provide for payment thereof together with all penalties, interest, cost and expense by deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required by law to accomplish such stay. Lessor agrees that it will, at the request of Lessee, execute or join in the execution of any instrument or documents necessary in connection with any such contest except bonds or undertakings. In the event any such contest is made by Lessee, Lessee shall promptly, upon final determination thereof adversely to Lessee, pay and discharge the amount involved, or affected by, any such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

         Section 3.06 - Maintenance and Repairs. As between the Lessor and the Lessee, the Lessee shall pay or cause to be paid all non-structural repair and maintenance costs and shall take good care of the Demised Premises and keep the same and all parts thereof, together with any and all alterations, additions and improvements therein or thereto, in good order and condition, except for normal wear and tear, damage done by casualty not covered by the provisions of the usual fire and extended coverage insurance, or acts of the Lessor.

         The Lessor agrees to maintain the premises and structure in a good state of repair during the term of this lease and, further, specifically agrees that Lessor shall be responsible for: (1) major repairs to the utility systems of the demised premises

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including, but not necessarily limited to, the following: heating and air conditioning systems, sewer, water, electric, and plumbing; (2) all non-structural and structural maintenance and repair to the roof, exterior walls, and structural components; (3) replacement or modification of the electrical system or plumbing system as necessary to bring the demised premises into compliance with applicable building codes. In the event the Lessor fails to make the repairs, replacements or modifications, or to perform the maintenance described herein, the Lessee shall have the right to terminate this lease upon thirty (30) days written notice sent by first class mail to the Lessor.

         Section 3.07 - Alterations and Improvements. The Demised Premises may not be altered or changed without the written consent of the Lessor and the Lessee shall not attach anything whatsoever to the Demised Premises that might damage the Demised Premises or that might be a permanent attachment to the Demised Premises without the written consent of Lessor. The consent of Lessor shall not be unreasonably withheld. The costs of any such alterations or improvements approved by Lessor shall be borne by the Lessee and shall remain upon and be surrendered with the Demised Premises; provided, however, that any trade fixtures installed by Lessee may be removed by Lessee at the expiration of the term of this Lease, or of any renewal, provided that the Lessee is not in default under the terms hereof and provided further that any damage occasioned by any such removal shall be paid by Lessee.

         Section 3.08 - Fees and Commissions. Lessor and Lessee represent to each other that neither party has engaged the services of a real estate broker or agent in negotiating or consuming the closing of this Lease. Lessor and Lessee agree to indemnify and hold each other free and harmless of any obligation for real estate commissions, finder's fees and legal fees earned as services performed in connection with this lease.

         Section 3.09 - Indemnification of Lessor. Lessee covenants and agrees that Lessor shall not be liable for any injuries or damages to persons, entities, or property from any cause whatsoever by reason of the use, occupation, control or enjoyment of the Demised Premises by Lessee, or any person entering thereon for any reason or invited (other than Lessor or their agents), suffered or permitted by Lessee to go or be thereon or holding under Lessee at any time during the term of this lease, and Lessee will save and

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hold harmless Lessor from and against any and all liability, penalties, damages, expenses and judgments whatsoever on account of such injuries or damages. The injuries and damages referred to in this paragraph shall include, without limiting the generality of the preceding provisions, to injuries, damages and mechanic's liens arising directly or indirectly out of any demolition, repairs, restoration, reconstruction, changes, alterations and construction which Lessee may make or cause to be made upon the Demised Premises or any part thereof. Lessee, at Lessee's expense, agrees to employ legal counsel to defend any action for which any claim shall be made for injuries or damages commenced against Lessor by reason of the foregoing.

         Section 3.10 - Compliance with Laws. The Lessee covenants that it will during the demised term properly observe and at its own expense promptly comply with and execute all present and future laws, rules, regulations and notices of every nature and kind whatsoever of any governmental agency or authority concerning the Demised Premises. It is expressly understood that the Lessee shall have thirty (30) days or such time as said authorities shall accord, or that Lessee shall necessarily need, within which to comply with, contest, obey, carry out, observe and/or perform any such law, rule, regulation or notice.

         Section 3.11 - Utilities. Lessee shall either pay or cause to be paid all charges for gas, electricity, water, sewer and other public utility services supplied to the Demised Premises during the term of this lease.

         Section 3.12 - Liability and Property Insurance. Lessor shall, during the term of this lease, maintain adequate fire and casualty liability insurance coverage on the Demised Premises in solvent, mutual or stock companies or company, insuring both the Lessor and Lessee, in an amount and form reasonably acceptable to the parties.

         Lessee shall, during the demised term, maintain adequate personal property insurance insuring all equipment, trade fixtures, fixtures, inventory and other personal property located on the Demised Premises. Lessee shall maintain throughout the term of this lease adequate general liability insurance coverage on the Demised Premises in solvent, mutual or stock companies or company, insuring both the Lessor and the Lessee, in an amount and form reasonably acceptable to the parties.

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                                   ARTICLE IV

                               LESSOR'S COVENANTS

         Section 4.01 - Quiet Possession. The Lessor covenants that the Lessee, upon payment of the rent above reserved, and upon the due performance of the covenants and agreements herein contained, shall and may at all times during the term hereby granted, peaceably and quietly have, hold and enjoy the Demised Premises pursuant to the terms hereof.

                                   ARTICLE V

                            ENVIRONMENTAL COMPLIANCE

         Section 5.01 - Definitions "Toxic or Hazardous Substances" shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state or local laws as:
(a) a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601(14),
Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ss.1321, as now or hereafter amended; (b) a "hazardous waste" pursuant to Section 1004 or
Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6903, 42 U.S.C. ss.6921, as now or hereafter amended; (c) a toxic pollutant under
Section 307(1)(a) of the Federal Water Pollution Control Act, 33 U.S.C. ss.1317(1)(a); (d) a "hazardous air pollutant" under Section 112 of the Clean Air Act, 42 U.S.C. ss.7412, as now or hereafter amended; (e) a "hazardous material" under the Hazardous Material Transportation Act, 49 U.S.C. ss.1802(2), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws; or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future. "Toxic or Hazardous Substances" shall also mean any substance that after release into the environment upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior

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abnormalities, cancer or genetic abnormalities. "Toxic or Hazardous Substance"
specifically includes, but not limited to, asbestos, polychorinated biphenyls
(PCBs), petroleum and petroleum based derivatives and urea formaldehyde.

         Section 5.02 - Representations and Warranties Lessor represents and warrants to Lessee that (i) to the best knowledge of Lessor, any handling, transportation, storage, treatment or use of Toxic or Hazardous Substances that has occurred on the Demised Premises to date has been in compliance with all applicable federal, state, and local laws, regulations and ordinances, and (ii) to the best knowledge of Lessor, no leak, spill, release, discharge, emission or disposal of Toxic or Hazardous Substances has occurred on the Demised Premises to date and the soil, groundwater, and soil vapor on or under the Demised Premises is free of Toxic or Hazardous Substances as of the date the term of this Lease commences. Lessor shall be responsible for any required cleanup or liability brought about by actions or inactions of any parties prior to Lessee's possession of the Demised Premises. A Limited Phase II Environmental Assessment was conducted on the Demised Premises June 17, 1998. Lessor has provided Lessee with the Limited Phase II Environmental Assessment Report dated June 17, 1998. Lessor had any and all recommended cleanups recommended by the Limited Phase II Environmental Assessment Report performed prior to Lessee's possession of the Demised Premises.

         Section 5.03 - Indemnities

         (a) Lessor's Indemnity. Lessor agrees to indemnify, defend (with counsel satisfactory to Lessee) and hold Lessee and its officers, employees, contractors, and agents harmless from any claims, judgments, damages, penalties, fines, expenses, liabilities or losses arising during or after the lease term out of or in any way relating to a breach of the environmental warranties made by Lessor above or to the presence, release or disposal of Toxic or Hazardous Substances on or from the Demised Premises except where such presence, release or disposal results from any act or omission of Lessee during its occupancy of the Demised Premises. Such indemnity shall include, without limitation, costs incurred in connection with:

                  (i) the presence or suspected presence of Toxic or Hazardous Substances in the soil, groundwater or soil vapor on or under the Demised Premises before Lessee occupies the Demised Premises or the Lease Term commences;

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                  (ii) the presence or suspected presence of Toxic or Hazardous
         Substances on or under the Demised Premises as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Demised Premises during Lessee's occupancy of the Demised Premises or after the lease term commences by Lessor.

         The indemnification provided by this section shall also specifically cover, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial removal or restoration work required in either event by any federal, state or local governmental agency or political subdivision or by court order because of the presence or suspected presence of Toxic or Hazardous Substances in the soil, groundwater, or soil vapor on or under the Demised Premises, for which Lessor is responsible as provided above. Such costs may include , but not be limited to, response costs incurred as a result of the order of a court or governmental agency and related attorneys fees, consultants fees, and expert fees.

         The foregoing environmental indemnity shall survive the expiration or earlier termination of this Lease and/or any transfer of all or any portion of the Demised Premises, or of any interest in this Lease.

         (b) Lessee's Indemnity Lessee agrees to indemnify, defend (with counsel satisfactory to Lessor) and hold Lessor and its officers, employees, contractors, and agents harmless from any claims, judgments, damages, penalties, fines, expenses, liabilities or losses arising during or after the lease term out of or in any way relating to the presence, release or disposal of Toxic or Hazardous Substances on or from the Demised Premises where such presence, release or disposal results from any act or omission of Lessee during its occupancy of the Demised Premises. Such indemnity shall, without limitation, include costs incurred in connection with:

                  (i) the presence or suspected presence of Toxic or Hazardous Substances in the soil, groundwater or soil vapor on or under the Demised Premises resulting from any act or omission of Lessee;

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                  (ii) the presence or suspected presence of Toxic or Hazardous
         Substances on or under the Demised Premises as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Demised Premises by Lessee during Lessee's occupance of the Demised Premises or after the lease term commences.

         The indemnification provided by this section shall also specifically cover, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial removal or restoration work required in either event by any federal, state or local governmental agency or political subdivision or by court order because of the presence or suspected presence of Toxic or Hazardous Substances in the soil, groundwater, or soil vapor on or under the Demised Premises, for which Lessee is responsible as provided above. Such costs may include, but not be limited to, response costs incurred as a result of the order of a court or governmental agency and related attorneys fees, consultants fees, and expert fees.

         The foregoing environmental indemnity shall survive the expiration or earlier termination of this lease and/or any transfer of all or any portion of the Demised Premises, or of any interest in this lease.

                                   ARTICLE VI

                                 EMINENT DOMAIN

         Section 6.01 - Eminent Domain. If more than twenty-five percent (25%) of the land area of the Demised Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking shall make the operation of Lessee's business on the Demised Premises impractical, then Lessee shall have the right to terminate this lease by giving Lessor written notice of such termination within thirty (30) days after such taking or condemnation. If Lessee does not so elect to terminate this lease, the rental to be paid by Lessee hereunder shall be

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equitably reduced in proportion to Lessee's loss of the use of the Demised
Premises. Any award or awards payable on account of any taking or condemnation of all or part of the Demised Premises shall be payable to Lessor.

                                  ARTICLE VII

                                    DEFAULT

         Section 7.01 - Termination of Lease. Upon occurrence of any default, Lessor may, at its option, in addition to any other remedy or right given hereunder or by law,

         (a) terminate and cancel this lease at any time after the expiration of thirty (30) days from the giving of notice of default to the party in default, but only if the party in default has not remedied such default within the said thirty (30) days or if the party in default has not commenced such act or acts as shall be necessary to remedy the default and shall complete such act or acts promptly; or

         (b) terminate this lease for the nonpayment of rent at any time after the expiration of ten (10) days following written notice to Lessee of nonpayment of such rent (provided each default has not been cured); and

         (c) any termination of this lease under sub-paragraphs (a) and (b) of this Section 7.01 shall not prejudice Lessor's right to prosecute any other remedy which it may have for a breach of this lease or default hereunder.

         Section 7.02 - Event of Default Defined. Each of the following shall be deemed an event of default:

         (a) Default in the payment of rent or other payments hereunder where such default has not been cured within 10 days of written notice of such default;

         (b) If Lessee shall default in the performance or observance of any other covenant or condition of this lease by the Lessee to be performed or observed and such default has not been cured within 30 days written notice of such default;

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         (c) The filing or execution or occurrence of

              (1) A petition in bankruptcy by or against the Lessee which remains undischarged for 60 days after filing;

              (2) A petition or answer against Lessee seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act;

              (3) Adjudication of Lessee as a bankrupt or insolvent or insolvency in the bankruptcy or equity sense;

              (4) An assignment by Lessee for the benefit of creditors, whether by trust mortgage or otherwise;

              (5) A petition or other proceeding by or against the Lessee for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Lessee with respect to all or substantially all of its property;

              (6) A petition or other proceeding by or against the Lessee for its dissolution or liquidation, or the taking of possession of the property of the Lessee by any governmental authority in connection with dissolution or liquidation; or

              (7) The taking by any person of the leasehold created hereby or part thereof upon execution, attachment or other process of law or equity (except pursuant to a valid assignment or sublease pursuant to Article VIII).

         Section 7.03 - Repossession. Upon termination of this lease as hereinabove provided, or pursuant to statute, or by summary proceedings or otherwise, the Lessor may enter forthwith without further demand or notice upon any part of the Demised Premises, if it has not theretofore done so, and resume possession either by summary proceedings, or by action at law or in equity or by entry or otherwise as the Lessor may determine, and shall not be liable in trespass or for any damages to Lessee or any other person. In no event shall such re-entry or resumption of possession or reletting as hereafter provided be deemed to be an acceptance or surrender of this lease or a waiver of the rights or remedies of Lessor hereunder.

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         Section 7.04 - Reletting. Upon termination of this lease in any manner above provided, the Lessor shall use reasonable efforts to relet the Demised Premises.

         Section 7.05 - Lessor's Right to Cure Default of Lessee. If Lessee shall be in default in any of the terms or provisions of this lease, other than the payment of rental, Lessor may, after thirty (30) days written notice to Lessee, immediately or at any time thereafter, without being required to give notice, perform the same for the account of Lessee and at the cost and expense of Lessee, and Lessee shall pay to Lessor on demand any amount properly paid by Lessor including reasonable attorney fees for such purpose, with interest thereon at the rate of ten percent (10%) per annum plus an additional service fee of two percent (2%) from the date of payment thereof by Lessor.

         Section 7.06 - Non-Exclusive Effect. The default provisions in this
Article VII shall not operate to exclude, override or limit any other right or remedy provided in this lease, but shall be read in conjunction with the other provisions hereof as supplementary thereto, and any election by the party for whose benefit a particular provision operates, as communicated in any notice to the other party, shall be conclusive as to the provision under which the former is proceeding. Unless otherwise specified in such notice, however, any such election shall not act as a waiver of the right to proceed under any other provision at any other time with respect to the same or any other breach, default, omission or failure of performance which may be the subject of the election.

                                  ARTICLE VIII

                       ASSIGNMENT, SUBLETTING, ATTORNMENT

         Section 8.01 - Assignment. This lease may be assigned only with the written consent of the Lessor which will not be unreasonably withheld.

         Section 8.02 - Subletting. Lessee shall not sublet the Demised Premises or any part thereof without the express written consent of the Lessor which will not be unreasonably withheld.

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         Section 8.03 - Assignment by Lessor. Lessor may, from time to time, without further consent of Lessee, assign Lessor's interest in this lease, either in whole or in part, to any bank, insurance company, or other established lending institution, but only subject to the rights of Lessee under this lease and only while the Lessee is not in default.

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                                   ARTICLE IX

                         TRANSFER OF LESSOR'S INTEREST

         Section 9.01 - Transfer of Lessor's Interest. In the event of the sale, assignment or transfer by Lessor of its interest in the Demised Premises or in this lease (other than a collateral assignment to secure a debt of Lessor) to a successor in interest who expressly assumes the obligations of Lessor hereunder, Lessor shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Lessee agrees to look solely to such successor in interest of Lessor for performance of such obligations. Lessor's assignment of the lease or of any or all of its rights herein shall in no manner affect Lessee's obligations hereunder. Lessee shall thereafter attorn and look to such assignee, as Lessor, provided Lessee has first received written notice of such assignment of Lessor's interest.

                                   ARTICLE X

                            SUPPLEMENTARY AGREEMENT

         Section 10.01 - Agreement as to Modification. Lessee agrees at any time and from time to time upon not less than ten (10) days prior written request by Lessor, to execute, acknowledge and deliver to Lessor, and Lessor agrees at any time and from time to time, upon not less than ten (10) days prior written request by Lessee, to execute, acknowledge and deliver to Lessee a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been mutually agreed upon modifications that the same is in full force and effect, as modified, and stating the modifications), and the dates to which the fixed rent and other charges have been paid in advance, if any, and whether or not there is any existing default, other than on any existing mortgage, by Lessee with respect to any sums of money required to be paid by Lessee under the terms of this lease, or notice of default served by Lessor, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or leasehold estate or by any prospective or existing mortgagee or assignee of any mortgage upon the leasehold estate, or by any prospective assignee or subtenant of the leasehold estate. If any such certification by

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Lessor shall allege non-performance by Lessee, the nature and extent of such non-performance shall, insofar as actually known by Lessor, be summarized therein. In the event that either party shall fail to execute, acknowledge and deliver to the other each statement prior to the expiration of said ten (10) day period, it shall be conclusively presumed a certification that this lease is unmodified and in full force and effect, that all rental has been paid to date and that there is no existing default.

         Section 10.02 - Acknowledgment of Rent. The Lessor within ten (10) days, upon request of the Lessee or any holder of a mortgage on the fee or leasehold interest herein demised, will furnish a written statement duly acknowledging the amount of rent and additional rent due, if any.

         Section 10.03 - Easements. Lessor covenants and agrees that it will execute any and all instruments that may be required of the Lessor in connection with the granting of easements for installation of water, gas, steam, electricity, telephone, sewage and storm drainage of the various utility companies affecting any street, opened or proposed, on any part of the Demised Premises.

         Section 10.04 - Notice of Default. Wherever in this lease the Lessor is given the right to pay any sum of money or perform any act which, by the terms of this lease, are to be performed by the Lessee, Lessor agrees that it will not so pay or perform until it has given Lessee thirty (30) days written notice of its intent so to do and the Lessee at the expiration of such thirty
(30) day period has not made such payment or commenced and is diligently prosecuting such performance; provided, however, that such period shall not exceed any other period of notification specifically set forth herein relating to specific acts of the parties hereto, it being specifically understood that this thirty (30) day period notice shall not control or override the other notice requirements specifically set forth in the lease agreement.

                                   ARTICLE XI

                                    NOTICES

         Any and all notices by the Lessor to the Lessee, or by the Lessee to the Lessor, shall be in writing and by registered or certified mail addressed to the respective addresses below stated:

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


         To the Lessor by Communication addressed to:

         Condor Properties of Miami, Inc.
         Attn:  Ned Angene
         6929 NW 46 Street
         Miami, Florida  33166


         With a Copy to:

         Christopher J. Dawes
         Haley, Sinagra & Perez, P.A.
         100 South Biscayne Boulevard, Suite 800
         Miami, FL  33131


         To the Lessee by Communication addressed to:

         American Aircarriers Support, Incorporated
         Attn:  Karl F. Brown
         P. O. Box 7566
         Charlotte, NC  28241


         With a Copy to:

         David M. Furr
         Gray, Layton, Kersh, Solomon,
              Sigmon, Furr & Smith, P.A.
         Post Office Box 2636
         Gastonia, NC  28053-2636


Rent shall be payable by check sent by ordinary mail to the Lessor at the above address for notices.

                                  ARTICLE XII

                             VALIDITY OF PROVISIONS

         If any clause or provision herein contained shall be adjudged invalid, the same shall not affect the validity of any other clause or provision of this lease or constitute any cause of action in favor of either party as against the other, unless the same shall prevent the operation upon the Demised Premises of the use now contemplated by the parties.

         The Lessor and the Lessee hereto agree to execute and deliver upon notice as set forth elsewhere in this lease, any and all instruments in writing necessary to carry out any terms, conditions, covenants or assurances in this lease.

                                  ARTICLE XIII

                                BINDING ON HEIRS

         It is further covenanted and agreed, by and between the Lessor and the Lessee, that all the covenants, agreements, provisions, conditions and undertakings in this lease contained shall extend to and be binding upon the heirs, executors, successors, and permitted assigns of the respective Lessor and Lessee hereto, and the same as if they were in every case named and expressed, and shall be construed as covenants running with the land; and that wherever in this lease reference is made to either the Lessor or the Lessee hereto, it shall be held to include and apply to (wherever and whenever applicable) also the heirs, executors, successor, personal or legal representatives, and permitted assigns of each Lessor or Lessee, and same as if in each and every case so expressed.

                                  ARTICLE XIV

                                  HOLDING OVER

         If Lessee shall hold over after the expiration of the term of this lease, or any extension thereof, such tenancy shall be from month to month only and upon all the terms, covenants and conditions hereof.

                                   ARTICLE XV

                               EXTENSION OF TIME

         It is covenanted and agreed by and between the Lessor and the Lessee that the time or times herein specified within which the Lessee or Lessor is required to perform any act or to do anything in order to comply with the terms and provisions of this lease except for the obligation to pay rent or other sums coming due, shall be, and they are each hereby, extended to the extent that the Lessee or Lessor is actually and in good faith delayed or hindered by strikes, lockouts, force majeure, the elements, or other causes or conditions beyond Lessee's or Lessor's control.

                                  ARTICLE XVI

                             SURRENDER OF PREMISES

         The Lessee shall surrender and deliver up the Demised Premises, in as good condition as when received, reasonable and ordinary wear and tear excepted.

                                  ARTICLE XVII

                   INSPECTION AND ACCESS TO DEMISED PREMISES

         The Lessor shall have access to the Demised Premises at reasonable hours for inspection. Lessor's inspection shall be on a reasonable interval and upon reasonable notice to the Lessee. Lessor shall have access to the Demised Premises so that Lessor may enter other parts of the building (i.e. Section B and Section C). Since the driveway is a common driveway used by all tenants of the building, Lessee shall not do anything whatsoever to prevent other tenants access to the driveway.

                                 ARTICLE XVIII

                                ATTORNEYS' FEES

         In the event it is necessary for either Lessor or Lessee to commence legal action against the other on account of a default or violation of any of the terms or conditions of this lease, by the other, the party prevailing in such action shall be entitled to recover, in addition to any other relief granted, attorneys' fees in an amount which the Court may determine to be reasonable.

                                  ARTICLE XIX

                        CONSTRUCTION AND INTERPRETATION

         The titles, headings or catch lines preceding the Articles of this lease agreement are for the purpose of easy reference and shall not be considered a part of this agreement. Further, this lease agreement is made and executed in the State of Florida and shall be construed, interpreted, and enforced pursuant to the laws of the State of Florida.

                                   ARTICLE XX

                                SHORT FORM LEASE

         Lessor or Lessee shall have the right to require of the other party that a short form lease be executed at the time of the execution of this lease instrument, or thereafter upon request at Lessee's sole expense said short form lease to be for recording purposes only.

                                  ARTICLE XXI

                                     WAIVER

         No waiver of a breach of any of the agreements or provisions contained in this lease shall be construed to be a waiver of any subsequent breach of the same or of any other provisions in the lease.

                                  ARTICLE XXII

                        REQUEST TO SIGN LANDLORD WAIVER

         Lessor agrees to any reasonable request to execute a landlord waiver in favor of any lending institution of Lessee.

                                 ARTICLE XXIII

                               COMPLETE AGREEMENT

         This instrument contains the complete agreement of the parties regarding the terms and conditions of the lease of the Demised Premises and there are no oral or written conditions, terms, understanding of other agreements pertaining thereto which have not been incorporated herein.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                    LESSOR:

ATTEST:                             CONDOR PROPERTIES OF MIAMI, INC.


  /s/ Martin Washofsky              By /s/ Ned Angene
----------------------------          ---------------------------------
         [SEAL]

                                    LESSEE:

ATTEST:                             AMERICAN AIRCARRIERS SUPPORT,
                                    INCORPORATED


 /s/ David M. Furr                  By /s/ Karl F. Brown
----------------------------          ---------------------------------

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